Exhibit 99.1

Exela Technologies Reports Second Quarter 2017

Pro Forma Financial Results

Second Quarter Pro Forma Revenue of $350 Million

Second Quarter Pro Forma Adjusted EBITDA of $83 Million

On-Track to Deliver Identified Business Combination Savings

Irving, TX— (August 9, 2017) — Exela Technologies, Inc. (“Exela” or the “Company”) (NASDAQ: XELA) (NASDAQ: XELAW) (NASDAQ: XELAU), one of the largest global providers of transaction processing solutions and enterprise information management, today announced Pro Forma financial results for the second quarter and six months ended June 30, 2017.

“We are pleased with our second quarter and year-to-date financial results highlighted by strong EBITDA and cash flow generation.  The reorganization, reporting and integration of all key functions has been completed, and we are on track to achieve our merger synergy targets,” said Ronald Cogburn, Chief Executive Officer, Exela. “With this combination, Exela is well positioned to leverage our multi-industry and industry specific solutions to drive profit growth and increased value for our shareholders.”

All financial information contained in this press release is presented Pro Forma for the previously announced business combination (the “Business Combination”) of Quinpario Acquisition Corp. 2, SourceHOV Holdings, Inc. (“SourceHOV”) and Novitex Holdings, Inc. (“Novitex”), which closed on July 12, 2017.

Second Quarter 2017 Pro Forma Financial Highlights

•                  Total revenue was $350 million including:

•                  Information and Transaction Processing Solutions revenue of $270 million

•                  Healthcare Solutions revenue of $58 million

•                  Legal & Loss Prevention Services revenue of $22 million

•                  Pro Forma Adjusted EBITDA was $83 million(1), representing 23.6% EBITDA margin

•                  Free Cash Flow was $75 million(2), representing 90.9% of Pro Forma Adjusted EBITDA.

Six-Month Year-to-Date 2017 Pro Forma Financial Highlights

•                  Total revenue was $712 million including:

•                  Information and Transaction Processing Solutions revenue of $550 million

•                  Healthcare Solutions revenue of $117 million

•                  Legal & Loss Prevention Services revenue of $45 million

•                  Pro Forma Adjusted EBITDA was $181 million, representing 25.5% EBITDA margin

•                  Free Cash Flow was $163 million, representing 89.8% of Pro Forma Adjusted EBITDA.

Pro Forma Balance Sheet Information

•                  Following the completion of the Business Combination, the Company had total liquidity of approximately $100 million, including cash and cash equivalents, and total new financing of $1.35 billion used to extinguish outstanding borrowings.

(1)  For additional information refer to EBITDA Reconciliation tables in the release.

(2)  Free Cash Flow defined as Pro Forma Adjusted EBITDA less Capex.

Earnings Conference Call and Audio Webcast

Exela will host a conference call to discuss its pro forma second quarter and year-to-date 2017 financial results today at 5:00 p.m. ET.  To access this call, dial 800-860-2442 or +1-412-858-4600 (international).  A replay of this conference call will be available through August 16, 2017 at 877-344-7529 or +1-412-317-0088 (international).  The replay passcode is 10111235.  A live webcast of this conference call will be available on the “Investors” page of the Company’s website (www.exelatech.com). A supplemental slide presentation that accompanies this call and webcast can be found on the investor relations website (http://investors.exelatech.com/) and will remain available after the call.

About Exela Technologies

Exela Technologies is one of the largest global providers of transaction processing solutions and enterprise information management. We integrate knowledge platforms and technology-enabled services, with proven processes and industry expertise to provide an end-to-end delivery model, turning data into outcomes. Our solutions combine multi-industry and industry-specific enterprise information management platforms (deployed on premise or in the cloud) with decades of experience.  We manage data and automate mission-critical business processes to aid in digital transformation. We have made substantial investments in our own IP and industry leading secure operating centers so that we can meet the evolving needs of our clients and the markets they serve. Exela utilizes a secure, cloud enabled global delivery model to serve over 3,500 clients, including more than 60% of the Fortune® 100, across more than 50 countries. We provide solutions and services with approximately 23,000 employees at nearly 1,200 onsite client facilities and through approximately 150 delivery centers strategically located throughout the Americas, Europe, and Asia.

About Non-GAAP Financial Measures

This earnings release presents non-GAAP financial measures including EBITDA, Adjusted EBITDA, Pro Forma EBITDA, Pro Forma Adjusted EBITDA, and Adjusted Revenue — each of which is a financial measure that is not prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). SourceHOV and Novitex believe that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to SourceHOV’s and Novitex’s financial condition and results of operations. SourceHOV and Novitex do not consider these non-GAAP measures in isolation or as an alternative to liquidity or financial measures determined in accordance with GAAP. A limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in SourceHOV’s and Novitex’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures and therefore the basis of presentation for these measures may not be comparable to similarly-titled measures used by other companies. These non-GAAP measures should not be considered in isolation of, or as an alternative to, GAAP financial measures. For reconciliation of the comparable GAAP measures to these non-GAAP financial measures, see the schedules to this release.

Forward-Looking Statements

Certain statements included in this communication are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “may”, “should”, “would”, “plan”, “intend”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “seem”, “seek”, “continue”, “future”, “will”, “expect”, “outlook” or other similar words, phrases or expressions. These forward-looking statements include statements regarding our industry, future events, the completed business combination among Quinpario, SourceHOV and Novitex, the estimated or anticipated future results and benefits of the combined company following the transaction, future opportunities for the combined company, and other statements that are not historical facts. These statements are based on the current expectations of Exela’s management and are not predictions of actual performance. These statements are subject to a number of risks and uncertainties regarding Exela. Exela’s business and the transaction, and actual results may differ materially. These risks and uncertainties include, but are not limited to, changes in the business environment in which Exela operates, including inflation and interest rates, and general financial, economic, regulatory and political conditions affecting the industry in which Exela operates; changes in the market for Exela’s products and services; expansion plans and opportunities; changes in taxes, governmental laws, and regulations; competitive product and pricing activity; difficulties of managing growth profitably; the loss of one or more members of Exela’s management team; failure to realize the anticipated benefits of the transaction, including difficulty in integrating the businesses of SourceHOV and Novitex; uncertainty as to the long-term value of Exela’s common stock; the inability to realize the expected amount and timing of cost savings and operating synergies; the ability to obtain or maintain the listing of Exela’s common stock on the NASDAQ Capital Market following the transaction; those risks and uncertainties discussed in documents of Quinpario on file with the Securities and Exchange Commission (“SEC”) or in the proxy statement filed with the SEC by Quinpario. There may be additional risks that Exela does not presently know or that it currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements provide Exela’s expectations, plans or forecasts of future events and views as of the date of this communication. Exela anticipates that subsequent events and developments will cause Exela’s assessments to change. However, while Exela may elect to update these forward-looking statements at some point in the future, Exela specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Exela’s assessments as of any date subsequent to the date of this communication.

Investor Contact:

William Maina, ICR

646-277-1236

ir@exelatech.com

http://investors.exelatech.com

Pro Forma Year to Date Performance

($ in millions)

	H1 2017	Q2 2017

Revenue
Information and Transaction Processing Solutions	$550	$270
Healthcare Solutions	117	58
Legal & Loss Prevention Services	45	22
Total Revenue	$712	$350

Cost of Revenue (excl D&A)	519	257

Gross Profit	$193	$93
Gross Margin	27%	27%

SG&A (excl D&A)	$101	$49

Adjusted EBITDA	$127	$64
Pro Forma Adjusted EBITDA	$181	$83
% Margin	25%	24%

Pro Forma EBITDA Reconciliation

($ in millions)

	H1 2017	Q2 2017

Net Loss	$(57)	$(32)
Taxes	1	2
Interest Expense	78	40
Depreciation and Amortization	62	31
EBITDA	$84	$41
Optimization and Restructuring expenses	16	10
Transaction and integration costs	17	7
Non-cash charges	2	2
New contract setup	2	1
Management, Board Fees and expenses	5	3
Adjusted EBITDA	$127	$64
Foreign Exchange gains / losses	2	(0)
Combined merger adjustments	52	19
Pro Forma Adjusted EBITDA	$181	$83

Note: Net loss is presented on the basis of the previous capital structure at the respective standalone companies. As of July 12th, the existing capital structures at SourceHOV and Novitex have been replaced with a new capital structure consisting of $350 Million Term Loan and $1.0 Billion Senior Secured Notes.

Free Cash Flow Reconciliation From Net Loss

($ in millions)

	H1 2017	Q2 2017

Net Loss	$(57)	$(32)
Taxes	1	2
Interest Expense	78	40
Depreciation and Amortization	62	31
Optimization and Restructuring expenses	16	10
Transaction and integration costs	17	7
Non-cash charges	2	2
New contract setup	2	1
Management, Board Fees and expenses	5	3
Foreign Exchange gains / losses	2	(0)
Combined merger adjustments	52	19
Pro Forma Adjusted EBITDA	$181	$83
(-) Capex	19	7
Free Cash Flow	$163	$75